Exhibit 99.1

EQT Announces Transformative Acquisition of Equitrans Midstream

•	Creates America’s only large-scale, vertically integrated natural gas company prepared to compete on the global stage

•	All stock transaction with combined company enterprise value over $35 billion

•	Provides >2,000 miles of critical pipeline infrastructure with extensive overlap with EQT’s core upstream operations and existing midstream assets

•	Reduces EQT’s long-term corporate free cash flow breakeven(1) to less than $2 per MMBtu, ensuring robust free cash flow generation through all parts of the commodity cycle

•	Cost structure integration materially improves economics of EQT’s remaining ~4,000 drilling locations, unlocking industry leading terminal value

•	Annual synergies of $250 million with identified upside to more than $425 million

PITTSBURGH, March 11, 2024 -- EQT Corporation (“EQT”) (NYSE: EQT) and Equitrans Midstream Corporation (“Equitrans”) (NYSE: ETRN) today announced that they have entered into a definitive merger agreement creating a premier vertically integrated natural gas business, with an initial enterprise value over $35 billion, that is well positioned to be a globally competitive American energy leader. The combined company will have a peer-leading cost of supply, durable free cash flow in all price environments, and significant synergy potential.

EQT President and CEO Toby Z. Rice stated, “Equitrans is the most strategic and transformational transaction EQT has ever pursued, and we see this as a once in a lifetime opportunity to vertically integrate one of the highest quality natural gas resource bases anywhere in the world. As we enter the global era of natural gas, it is imperative for U.S. natural gas companies to evolve their business models to compete on the global stage against vertically integrated rivals. We have identified multiple, high confidence near-term synergies, with significant upside from future infrastructure optimization projects that we believe will drive material value creation for shareholders over time. Our modern, data-driven operating model, first-hand knowledge of Equitrans’ operations and successful track record integrating $9 billion of acquisitions, all of which included midstream assets, gives me tremendous confidence in EQT’s ability to seamlessly combine the two companies and capture synergies.”

“This strategic transaction with EQT is the culmination of an exhaustive process conducted by the ETRN board to determine the best strategic path forward for our shareholders, employees, and stakeholders,” said Thomas F. Karam, Executive Chairman, Equitrans Midstream. “Combining with EQT creates a premier vertically integrated natural gas business that is a game changer for the natural gas industry and Appalachian Basin. The transaction delivers full and fair value to ETRN shareholders and provides the opportunity to participate in future value growth as EQT executes on its strategy. We are proud of our employees who have worked hard to build one of the leading midstream companies in the Appalachian Basin. And we are excited for the future with EQT.”

Compelling Strategic and Financial Benefits

•	Creates America’s first large-scale, integrated natural gas producer with an unrivaled low-cost structure that provides investors with the best risk-adjusted exposure to natural gas prices

•	Provides >2,000 miles of irreplaceable pipeline infrastructure with extensive overlap and connectivity in EQT’s core area of operations

•	Combined company will have 27.6 Tcfe of proved reserves across ~1.9 million net acres with 6.3 Bcfe/d of net production and >8.0 Bcfe/d of gathering throughput across >3,000 miles of pipeline

•	Provides pathway to reduce EQT’s long-term corporate free cash flow breakeven(1) to less than $2 per MMBtu, ensuring robust free cash flow generation through all parts of the commodity cycle

•	Unlocks upside to gas price volatility as pro forma cost structure reduces hedging requirements, positioning EQT shareholders for unmatched price upside

•	Cost structure integration materially improves economics of EQT’s remaining ~4,000 drilling locations, unlocking industry leading terminal value

•	Mitigates operational execution risk with ~90% of operated production flowing through EQT-owned midstream assets on a pro forma basis

•	Significantly accretive to free cash flow per share; projected pro forma 2025 to 2029 cumulative free cash flow(1) generation of approximately $16 billion at recent strip prices

Unlocks Meaningful Value

•	Symbiotic nature of the assets is expected to drive $250 million of annual synergies

•	Financial and corporate costs: ~$120 million per year

•	Uptime and production optimization: ~$75 million per year

•	Capital and operating costs: ~$55 million per year

•	Identified upside pathway to $175 million of additional per annum synergies from optimization of system pressures, integration of water networks, and execution of expansion projects

•	Integration of contractual volume commitments eliminates $11+ billion of future liabilities, well in excess of assumed debt

•	Identified low risk path to more than $5.0 billion of near-term debt repayment via $3.5 billion of asset sales and organic free cash flow

•	Long-term debt target of $7.5 billion

•	Unwavering commitment to investment grade credit ratings with full vetting of pro forma balance sheet by all three credit rating agencies

(1)	A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure. Free cash flow breakeven is defined as the average Henry Hub price needed to generate positive free cash flow.

Transaction Details

Under the terms of the merger agreement, unanimously approved by the Boards of both companies, EQT will acquire Equitrans in an all-stock transaction. Each outstanding share of Equitrans common stock will be exchanged for 0.3504 shares of EQT common stock, representing an implied value of $12.50 per Equitrans share based on the volume weighted average price of EQT common stock for the 30 days ending on March 8, 2024. As a result of the transaction, EQT’s existing shareholders are expected to own approximately 74% of the combined company and Equitrans’ shareholders are expected to own approximately 26%.

The transaction is expected to close during the fourth quarter of 2024, subject to required regulatory approvals and clearances, approval of the transaction by shareholders of both EQT and Equitrans, and other customary closing conditions. The transaction closing is contingent on FERC authorizing MVP to commence service. Upon the closing of the transaction, three representatives from Equitrans will join EQT’s Board of Directors. EQT’s executive management team will lead the combined company with headquarters remaining in Pittsburgh, Pennsylvania.

Advisors

Guggenheim Securities, LLC acted as lead financial advisor and RBC Capital Markets, LLC acted as a financial advisor to EQT. Kirkland & Ellis LLP is serving as EQT’s legal counsel on the transaction. Barclays and Citi served as financial advisors to Equitrans, and Latham & Watkins LLP is serving as legal counsel to Equitrans.

Conference Call and Webcast Information

EQT and Equitrans will hold a joint conference call to discuss the details of the transaction at 8:00 AM ET today, March 11, 2024, which will be broadcast live via webcast. The live audio webcast and accompanying presentation is available on EQT’s investor relations website, www.ir.eqt.com, under “Events & Presentations” and the live audio webcast is available on Equitrans’ investor relations website, ir.equitransmidstream.com, under “Presentations & Events.” A replay will be archived in the same locations after the conclusion of the live event.

EQT Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

Cameron.Horwitz@eqt.com

EQT Media Contact

Kelly Kimberly

FGS Global

EQT@fgsglobal.com

Equitrans Investor Contact

Anthony DeFabio

Treasurer and Director, Investor Relations

412.518.7193

adefabio@equitransmidstream.com

Equitrans Media Contact

Natalie Cox

Vice President, Communications and Corporate Affairs

ncox@equitransmidstream.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via EQT’s investor relations website at ir.eqt.com.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located infrastructure assets in the Marcellus and Utica regions, Equitrans has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 140-year history in the energy industry, Equitrans was launched as a standalone company in 2018 with a vision to be the premier midstream services provider in North America. While working to meet America’s growing need for clean-burning energy, Equitrans is proud of its environmental, social, and governance (ESG) practices, striving every day to preserve and protect the environment, provide an engaging workplace for its employees, support and enrich its local communities, and to deliver sustained value for customers and shareholders.

Visit www.equitransmidstream.com; and to learn more about our ESG practices visit www.equitransmidstream.com/sustainability-reporting/

Cautionary Statements Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projected,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “will,” “would” and other similar words or expressions. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Forward-looking statements are not statements of historical fact and reflect EQT Corporation’s (“EQT”) and Equitrans Midstream Corporation’s (“Equitrans”) current views about future events. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between EQT and Equitrans, the expected closing of the proposed transaction and the timing thereof and the pro forma combined company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, expected accretion to earnings and free cash flow and anticipated dividends. Information adjusted for the proposed transaction should not be considered a forecast of future results. Although EQT believes EQT’s forward-looking statements are reasonable, statements made regarding future results are not guarantees of future performance and are subject to numerous assumptions, uncertainties and risks that are difficult to predict. Actual outcomes and results may be materially different from the results stated or implied in such forward-looking statements included in this press release.

Actual outcomes and results may differ materially from those included in the forward-looking statements in this press release due to a number of factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that shareholders of EQT may not approve the issuance of EQT common stock in connection with the proposed transaction; the possibility that the shareholders of Equitrans may not adopt the merger agreement; the risk that EQT or Equitrans may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management’s time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of EQT’s common stock or Equitrans’ common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of EQT and Equitrans to retain and hire key personnel, on the ability of EQT or Equitrans to attract third-party customers and maintain their relationships with derivatives and joint venture counterparties and on EQT’s and Equitrans’ operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of EQT and Equitrans, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected; the volatility in commodity prices for crude oil and natural gas; Equitrans’ ability to construct, complete and place in service the Mountain Valley Pipeline project; the effect of future regulatory or legislative actions on EQT and Equitrans or the industry in which they operate, including the risk of new restrictions with respect to oil and natural gas development activities; the risk that the credit ratings of the combined business may be different from what EQT and Equitrans expect; the ability of management to execute its plans to meet its goals and other risks inherent in EQT’s and Equitrans’ businesses; public health crises, such as pandemics and epidemics, and any related government policies and actions; the potential disruption or interruption of EQT’s or Equitrans’ operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond EQT’s or Equitrans’ control; the combined company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and other factors detailed in EQT’s and Equitrans’ Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All such factors are difficult to predict and are beyond EQT’s and Equitrans’ control. Additional risks or uncertainties that are not currently known to EQT or Equitrans, that EQT or Equitrans currently deem to be immaterial, or that could apply to any company could also cause actual outcomes and results to differ materially from those included in the forward-looking statements in this press release. EQT and Equitrans undertake no obligation to publicly correct or update the forward-looking statements in this press release, in other documents or on their respective websites to reflect new information, future events or otherwise, except as required by applicable law. All such statements are expressly qualified by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Information For Investors And Shareholders; Additional Information And Where To Find It

In connection with the proposed transaction between EQT and Equitrans, EQT intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”) that will include a joint proxy statement of EQT and Equitrans and that will also constitute a prospectus of EQT (the “joint proxy statement/prospectus”). EQT and Equitrans also intend to file other documents regarding the proposed transaction with the SEC. This document is not a substitute for the joint proxy statement/prospectus or the registration statement or any other document that EQT or Equitrans may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EQT, EQUITRANS, THE PROPOSED TRANSACTION, THE RISKS THERETO AND RELATED MATTERS. After the registration statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to the shareholders of EQT and the shareholders of Equitrans. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus and other relevant documents filed or that will be filed with the SEC by EQT or Equitrans through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT may be obtained free of charge on EQT’s website at www.ir.eqt.com/investor-relations. Copies of the documents filed with the SEC by Equitrans may be obtained free of charge on Equitrans’ website at www.ir.equitransmidstream.com.

Participants In Solicitation

EQT and Equitrans and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction contemplated by the joint proxy statement/prospectus. Information regarding EQT’s directors and executive officers and their ownership of EQT’s securities is set forth in EQT’s filings with the SEC, including EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 1, 2024. To the extent such person’s ownership of EQT’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding Equitrans’ directors and executive officers and their ownership of Equitrans’ securities is set forth in Equitrans’ filings with the SEC, including Equitrans’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 4, 2024. To the extent such person’s ownership of Equitrans’ securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC regarding the proposed transaction when such documents become available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer Or Solicitation

This press release relates to the proposed transaction between EQT and Equitrans. This press release is for informational purposes only and shall not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Non-GAAP Disclosures

Adjusted Operating Cash Flow, Free Cash Flow, Free Cash Flow Yield and Free Cash Flow Per Share

Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Free cash flow yield is defined as free cash flow divided by market capitalization. Free cash flow per share is defined as free cash flow divided by EQT’s weighted average common shares outstanding. Adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share are non-GAAP supplemental financial measures used by EQT’s management to assess liquidity, including EQT’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. EQT’s management believes that these measures provide useful information to external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies. Adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

EQT has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted operating cash flow, free cash flow, free cash flow yield or free cash flow per share to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers’ payments, with accuracy to a specific day, months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow, free cash flow, free cash flow yield and free cash flow per share. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted operating cash flow, free cash flow, free cash flow yield or free cash flow per share to projected net cash provided by operating activities, without unreasonable effort.

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